UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 25, 2025

Unicoin Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56276	47-4360035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 World Trade Center, 85th Floor New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (844) 384-5069

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share;	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 24, 2025, a putative class action complaint was filed in the United States District Court for the Southern District of New York against Unicoin Inc. (the “Company”) and certain current and former officers, captioned Finch, et al. v. Unicoin Inc., et al., Case No. 1:25-cv-07939.

The complaint alleges, among other things, violations of New York General Business Law §§ 349 and 350, as well as related claims, in connection with the Company’s marketing of Unicoin Rights Certificates. To the Company’s knowledge, neither the Company nor any of the individual defendants have yet been served with the complaint.

The Company believes the claims are without merit and intends to defend the matter vigorously. The Company is unable to predict the outcome of this matter or reasonably estimate a range of possible loss, if any, at this time.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described. These risks and uncertainties include, among others, those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this report, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICOIN INC.

By:	/s/ Eduardo Serrano
Name:	Eduardo Serrano
Title:	General Counsel

Dated: September 25, 2025

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